UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 29, 2017

EMERGENT BIOSOLUTIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400, Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (240) 631-3200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2017, Emergent BioSolutions Inc., as borrower (the "Borrower" or the "Company"), entered into a credit agreement (the "Credit Agreement") with Wells Fargo Bank, National Association, as administrative agent (the "Administrative Agent"), and the lenders party thereto from time to time (the "Lenders"), providing for a senior secured credit facility  (the "Senior Secured Credit Facility") initially consisting of a revolving credit facility (the "Revolving Credit Facility") of up to $200 million. Wells Fargo Securities, LLC acted as the lead arranger for the syndicated credit facility. JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and RBC Capital Markets acted as joint lead arrangers and joint book runners.

The Revolving Credit Facility may be utilized for working capital, permitted acquisitions, capital expenditures and other general corporate purposes. Subject to certain conditions and requirements set forth in the Credit Agreement, the Borrower may request one or more incremental term loan facilities, or one or more increases in the commitments under the Revolving Credit Facility, in any amount if, on a pro forma basis, the Borrower's consolidated secured leverage ratio does not exceed 2.00 to 1.00 after such incurrence, plus $100 million.  Each incremental facility shall be secured and guaranteed with the obligations under the Senior Secured Credit Facility on a pari passu basis.

The Revolving Credit Facility is available through September 29, 2022 (or unless earlier terminated pursuant to the terms of the Credit Agreement) based on borrowing requests from the Borrower and subject to customary conditions as set forth in the Credit Agreement.  The Borrower did not borrow under the Senior Secured Credit Facility on the closing.  Borrowings under the Senior Secured Credit Facility shall bear interest at a rate per annum equal to (a) a eurocurrency rate plus a margin ranging from 1.50% to 2.50% per annum, depending on the Borrower's consolidated net leverage ratio or (b) a base rate (which is the highest of the prime rate, the federal funds rate plus 0.50% and a eurocurrency rate for an interest period of one month plus 1%) plus a margin ranging from 0.50% to 1.50%, depending on the Borrower's consolidated net leverage ratio.  The Borrower is required to make quarterly payments under the Credit Agreement of accrued and unpaid interest on the outstanding principal balance under the Revolving Credit Facility, based on the above interest rates.  In addition, the Borrower is to pay commitment fees ranging from 0.250% to 0.400% per annum, depending on the Borrower's consolidated net leverage ratio, in respect of daily unused commitments under the Revolving Credit Facility.

The Revolving Credit Facility matures (unless earlier terminated) on September 29, 2022, provided that, if the 2.875% Convertible Senior Notes due 2021 (the "Convertible Notes") remain outstanding in an aggregate principal amount in excess of $25 million on October 20, 2020 (which is the date that is 91 days prior to the maturity date of the Convertible Senior Notes) (the "Springing Maturity Date"), then the maturity date for the Revolving Credit Facility shall be the Springing Maturity Date, subject to certain exceptions.

Upon the occurrence and continuance of an event of default under the Credit Agreement, the commitments of the Lenders to make loans thereunder may be terminated and the payment obligations under the Credit Agreement may be accelerated. The events of default under the Credit Agreement include, among others (subject in some cases to specified cure periods and materiality threshold amounts): payment defaults; inaccuracy of representations and warranties in any material respect; defaults in the observance or performance of covenants; bankruptcy and insolvency related defaults; the entry of a final judgment in excess of a threshold amount; change of control; the invalidity of loan documents relating to the Credit Agreement; mandatory product recalls if the sale price for such products exceed a specified amount during any twelve consecutive month period; termination, notice of termination or expiration of material contracts; and if greater than 50% of the accounts receivable from the federal government shall be past due for more than 90 days (subject to certain exceptions).  The Credit Agreement contains affirmative and negative covenants customary for financings of this type.  Negative covenants in the Credit Agreement, among other things, limit the ability of the Borrower to: incur indebtedness and liens; dispose of assets; make investments including loans, advances, guarantees, or acquisitions (other than permitted acquisitions, subject to compliance with the financial covenants and certain other conditions); and enter into certain merger or consolidation transactions.  The Credit Agreement also contains financial covenants including as of the closing date of the Credit Agreement (1) a minimum consolidated debt service coverage ratio of 2.50 to 1.00, and (2) a maximum consolidated net leverage ratio of 3.50 to 1.00, which may be adjusted to 4.00 to 1.00 for a four quarter period in connection with a permitted acquisition, subject to the terms and conditions of the Credit Agreement.  Each of the ratios referred to in the foregoing clauses (1) and (2) is calculated on a consolidated basis for each consecutive four fiscal quarter period.

The Senior Secured Credit Facility is guaranteed, on a joint and several basis, by the Borrower's current and future material domestic subsidiaries (subject to certain exceptions) (the "Subsidiary Guarantors") and is secured by a first priority security interest in substantially all of the Borrower's and the Subsidiary Guarantors' assets, other than real property and certain other assets.  The Credit Agreement provides for a negative pledge with respect to the Borrower's and its subsidiaries' real property and, subject to certain exceptions, intellectual property rights.

In addition to serving as Administrative Agent under the Credit Agreement, the Administrative Agent also serves as trustee under the Indenture governing the Convertible Notes.  The Lenders (or affiliates thereof) do, or from time to time may, also provide customary financial services for the Company, including investment banking services or do or may have an investment in the Company's Convertible Notes.

The foregoing description of the Credit Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10 and is incorporated herein by reference.
Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Senior Secured Credit Facility, the Borrower terminated the Credit Agreement, dated as of December 11, 2013, among the Borrower, the subsidiaries of the Borrower party thereto from time to time as guarantors, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent.

The information set forth in Item 1.01 above is incorporated by reference in this Item 1.02 in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

Item 7.01	Regulation FD Disclosure.

On October 2, 2017, the Company issued a press release announcing entry into the Senior Secured Credit Facility, which is filed as Exhibit 99 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10
Credit Agreement, dated September 29, 2017, by and among Emergent BioSolutions Inc., the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent.

99	Press release, dated October 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ ROBERT G. KRAMER, SR. Robert G. Kramer, Sr. Executive Vice President, Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10
Credit Agreement, dated September 29, 2017, by and among Emergent BioSolutions Inc., the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent.

99	Press release, dated October 2, 2017.